Exhibit 2.1

July 19, 2009

Board of Directors of Klondex Mines Ltd.
Suite 750 – 580 Hornby Street
Vancouver, British Columbia
V6C 3B6

Attention:

William Solloway

Chairman of the Board of Directors

Dear Sirs:

Re:

Acquisition of Klondex Mines Ltd. by Paramount Gold and Silver Corp.

This letter agreement (the “Letter Agreement”) sets out the principal terms upon which Paramount Gold and Silver Corp. (“Paramount”) will (i) purchase all of the issued and outstanding common shares (the “Klondex Shares”) of Klondex Mines Ltd. (“Klondex”) from the holders thereof in consideration for common shares of Paramount (“Paramount Shares”), and (ii) exchange all outstanding options and warrants of Klondex for options and warrants of Paramount, as a result of which: (i) Klondex will become a wholly-owned subsidiary of Paramount; (ii) the shareholders of Klondex (the “Klondex Shareholders”) will become shareholders of Paramount, and (iii) the holders of options and warrants of Klondex will become holders of options and warrants of Paramount. The foregoing are collectively referred to as the “Merger” and together with the other transactions contemplated hereby, the “Transactions”).

Upon execution by each of us, this Letter Agreement will constitute a legally binding agreement between us, enforceable in accordance with its terms.  This Letter Agreement will also serve as the basis for preparing the Definitive Agreement (as defined in paragraph 2 hereof).

1.

Structure. The Merger will be effected by way of a statutory plan of arrangement under the Business Corporations Act (British Columbia) which will provide for, amongst other things, the exchange by the Klondex Shareholders of their Klondex Shares on the basis of 1.45 Paramount Shares for each Klondex Share (the “Exchange Ratio”). Subject to the satisfaction or waiver of the conditions set out in paragraph 5, the Merger will be made effective on a date (the “Effective Date”) agreed to by the parties.

2.

Definitive Agreement. The parties will begin promptly to negotiate in good faith a definitive agreement to reflect the Transactions (the “Definitive Agreement”), in form and substance satisfactory to each of the parties, acting reasonably, which will incorporate the terms of this Letter Agreement together with the additional representations, warranties, covenants, conditions, indemnifications and agreements customary for transactions of this nature. For greater certainty, this Letter Agreement is a binding and enforceable agreement of the parties hereto and will remain binding and enforceable until the earlier of the date it is terminated in accordance with the terms hereof or the date it is superceded by the Definitive Agreement. The Definitive Agreement will acknowledge that it will be a term of the interim order granted in respect of a meeting of the securityholders of Klondex convened for the purpose of approving the Merger that Klondex Shareholders be granted rights of dissent. Paramount and its counsel will have primary responsibility for preparation of the Definitive Agreement.

Each of Klondex and Paramount shall work together to achieve a mutually agreeable structure for the Merger before the execution of the Definitive Agreement, having regard to relevant securities, corporate and regulatory laws, stock exchange requirements and the tax planning considerations of each of the parties and their shareholders, including in particular, consideration of a share exchange structure to allow Klondex securityholders to receive Paramount securities on a tax-deferred basis.

3.

Other Klondex Securities.

Pursuant to the Transactions:

(a)

subject to regulatory approval, all outstanding options to purchase common shares of Klondex (the “Klondex Options”) will be exchanged for options to purchase common shares of Paramount (the “Replacement Paramount Options”) on the same terms and conditions, except that: (i) the number of Paramount Shares subject to each Replacement Paramount Option shall be equal to the number of Klondex Shares subject to each Klondex Option multiplied by the Exchange Ratio; (ii) the exercise price per Paramount Share of each Replacement Paramount Option will be an amount equal to the quotient of (a) the exercise price per Klondex Share subject to such Klondex Option divided by (b) the Exchange Ratio; and (iii) the Replacement Paramount Options shall expire at the end of the term of the relevant Klondex Option.

(b)

subject to regulatory approval, all outstanding warrants to purchase common shares of Klondex (the “Klondex Warrants”) will be exchanged for warrants to purchase common shares of Paramount (the “Replacement Paramount Warrants”) on the same terms and conditions, except that: (i) the number of Paramount Shares subject to each Replacement Paramount Warrant shall be equal to the number of Klondex Shares subject to each Klondex Warrant multiplied by the Exchange Ratio; (ii) the exercise price per Paramount Share of each Replacement Paramount Warrant will be an amount equal to the quotient of (a) the exercise price per Klondex Share subject to such Klondex Warrant divided by (b) the Exchange Ratio; and (iii) the Replacement Paramount Warrants shall expire at the end of the term of the relevant Klondex Warrants, subject to any early expiry provisions provided for in the warrant certificates representing such Klondex Warrants.

4.

Directors and Officers. Paramount intends to retain essential Klondex employees subject to the willingness of such employees to continue their employment with the combined company and its review of applicable employment agreements. On the Effective Date, a director (the identity of whom shall be determined at a later date by Klondex), shall be appointed as an additional director of Paramount. Klondex will make commercially reasonable efforts to secure resignations and releases (on mutually acceptable terms) from all of the directors and officers of

Klondex (in their capacity as such, and not in their capacity as employees, if applicable), effective as at the Effective Date.

5.

Conditions. The obligation of the parties to complete the Transactions are subject to fulfillment of the following conditions and such other conditions to be set forth in the Definitive Agreement on or before the Effective Date, or such other time as specified below or in the Definitive Agreement:

(a)

in respect of either of the parties, no change, effect, event, development or action shall have occurred from and after the date hereof and prior to the Effective Date that, individually or in the aggregate, is, or would reasonably be expected to be, material and adverse to the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (whether absolute, accrued, conditional, contingent or otherwise), capitalization, operations, prospects or results of operations of that party and its subsidiaries, taken as a whole, other than any change, event or occurrence:

(i)

relating to conditions affecting the mining industry generally in jurisdictions in which the party carries on business, including changes in metal prices, laws or taxes;

(ii)

relating to general political, economic, financial, currency exchange, securities or commodities market conditions;

(iii)

arising directly as a result of any natural disaster;

(iv)

arising directly as a result of generally applicable changes in law;

(v)

resulting from any matter which was publicly disclosed or which was communicated in writing to the other party prior to the date of this Letter Agreement; or

(iv)

attributable to the announcement or pendancy of the Transactions, or otherwise contemplated by or resulting from the terms of this Letter Agreement or the Definitive Agreement;

provided, that such effect referred to in clauses (i), (ii) and (iii) above does not primarily relate only to (or have the effect of primarily relating only to) that party and its subsidiaries, taken as a whole, or disproportionately adversely affect that party and its subsidiaries and material joint ventures taken as a whole, compared to other companies of similar size operating in the industry in which that party and its subsidiaries operate (a “Material Adverse Change”);

(b)

Paramount shall have received from Klondex on or before the Effective Date a title opinion in respect of Klondex’s Fire Creek Property, as well as a corporate opinion in respect of any subsidiary of Klondex through which its material properties are held, in each case in a form and content satisfactory to Paramount acting reasonably;

(c)

each party will have obtained, on or before the Effective Date, all necessary consents, waivers, permissions and approvals by or from relevant third parties, on terms and conditions satisfactory to the other party, acting reasonably, including without limitation:

(i)

the interim order of the Supreme Court of British Columbia (the “Court”) in respect of the meeting of the Klondex securityholders to be convened for the purpose of approving the Transactions (the “Interim Order”);

(ii)

the approvals of the Klondex securityholders required for the Merger, in accordance with the Interim Order;

(iii)

the approval of the shareholders of Paramount (“Paramount Shareholders”) required for the Merger, if required by (and if so required, in the manner required by) the TSX and/or NYSE Amex Equities or other applicable law;

(iv)

all applicable regulatory approvals, orders, notices and consents (including, without limitation, those of the TSX and the NYSE Amex Equities in respect of the listing of the Paramount Shares, and those required pursuant to any applicable anti-competition or anti-trust laws); and

(v)

the final order of the Court approving the Merger;

(d)

rights of dissent in respect of the Merger shall not have been exercised by Klondex Shareholders (excluding Silvercorp Metals Inc. (“Silvercorp”) and any affiliate of Silvercorp) holding in aggregate more than 5% of the issued and outstanding Klondex Shares;

(e)

Klondex and Paramount will each have held a meeting of their securityholders or otherwise obtain the requisite securityholder approval by not later than October 31, 2009 and the Effective Date shall have occurred no later than November 30, 2009 (the “Outside Date”);

(f)

the representations and warranties made by each party in this Letter Agreement shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date or except as affected by transactions contemplated or permitted by this Letter Agreement or the Definitive Agreement), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not result or would not reasonably be expected to result in a Material Adverse Change or would not, or would not reasonably be expected to, materially impede completion of the Transactions; provided that the party shall be entitled to cure any breach of a representation and warranty within 5 business days after receipt of written notice thereof from the other party (except that no cure period shall be provided for a breach which by its nature cannot be cured and, in no event, shall any cure period extend beyond the Outside Date);

(g)

the securities issued by Paramount in connection with the Transactions shall be exempt from the registration requirements of the United States Securities Act of 1933 as amended, in reliance upon Section 3(a)(10) thereunder and the Paramount Shares, Replacement Paramount Options and Replacement Paramount Warrants to be issued in the United States pursuant to the Transactions will not be subject to resale restrictions in the United States under the United States Securities Act of 1933 as amended;

(h)

the TSX and the NYSE Amex Equities shall have conditionally approved the listing thereon of the Paramount Shares and the Paramount Shares underlying the Replacement Paramount Options and Replacement Paramount Warrants (the “Underlying Paramount Shares”), subject only to the filing of routine documentation;

(i)

the distribution in Canada of the Paramount Shares, Replacement Paramount Options and Replacement Paramount Warrants pursuant to the Merger shall be exempt from the registration and prospectus requirements of applicable Canadian securities laws and, except with respect to persons deemed to be “control persons” or the equivalent under applicable Canadian securities laws, the Paramount Shares (including the Underlying Paramount Shares),  to be distributed in Canada will not be subject to resale restrictions under applicable Canadian securities laws; and

(j)

there shall not exist any prohibition at law, including a cease trade order, injunction or other prohibition or order under applicable legislation, against either party, which shall prevent the consummation of the Merger.

Except for item (b) above which is for the sole benefit of Paramount and which may be waived by Paramount at any time, the foregoing conditions are mutual conditions for the benefit of both of the parties and may be waived, in whole or in part, by both parties at any time, provided that no party may waive any mutual condition on behalf of the other party.

6.

Representations and Warranties of Paramount. Paramount represents, warrants and covenants to Klondex that:

(a)

this Letter Agreement has been duly executed and delivered by Paramount and constitutes a legal, valid and binding obligation of Paramount enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, and to general principles of equity;

(b)

the execution and delivery of this Letter Agreement by Paramount has been duly authorized by the Board of Directors of Paramount and no other corporate proceedings on the part of Paramount are necessary to authorize the execution and delivery of this Letter Agreement;

(c)

it is duly incorporated under the corporation laws of Delaware, is a “reporting issuer” in Ontario, the Paramount Shares are, and will as of the Effective Date be, listed on the TSX and NYSE Amex Equities, and it is not in default of any of its obligations as a reporting issuer or of any of the requirements of the TSX or NYSE Amex Equities;

(d)

it has an authorized share capital consisting of 200,000,000 Paramount Shares with a par value of US$0.001 each, of which 83,023,650 Paramount Shares are issued and outstanding. Paramount also has outstanding options to acquire an additional 4,487,000 Paramount Shares and warrants to acquire an additional 18,567,531 Paramount Shares. The Paramount Shares referred to in this paragraph are the only issued and outstanding shares of Paramount and, except for the options and warrants of Paramount referred to in this paragraph, and pursuant to agreements disclosed in Schedule “D” hereto, there are no other securities or agreements which could result in the issuance of shares or securities of Paramount;

(e)

the data and information in respect of Paramount and its assets, liabilities, business and operations provided by Paramount or its advisors to Klondex or its advisors was and is accurate and correct in all material respects as at the respective dates thereof and, in respect of any information provided or requested, did not knowingly omit any material data or information necessary to make any data or information provided not misleading in any material respect as at the respective dates thereof. Paramount has no knowledge of any Material Adverse Change to the assets of Paramount from that disclosed in such data and information;

(f)

the information and statements set forth in the information filed by Paramount with any securities commission or similar regulatory authority in compliance, or intended compliance, with applicable securities laws (the “Paramount Public Record”) as at the date hereof and thereafter, as it relates to Paramount, are, and will be, true, correct, and complete and did not, and will not, contain any misrepresentation, as of the respective dates of such information or statements, and no material change has occurred in relation to Paramount which is not disclosed in the Paramount Public Record, and Paramount has not filed any confidential material change reports which continue to be confidential;

(g)

Paramount is the holder of record of the mineral properties described in Schedule “D” hereto (the “Paramount Properties”) and except as set out in Schedule “D” hereto is the owner of a 100% undivided beneficial interest in and to the Paramount Properties, free and clear of any liens, charges and encumbrances of any kind;

(h)

there are no adverse interests or options to acquire or purchase the Paramount Properties or any portion thereof or any right, title or interest therein. Subject to the rights of any governmental entity having jurisdiction, no person has any proprietary or possessory interest in the Paramount Properties. Except as set out in Schedule “D” hereto and subject to the rights of any governmental entity having jurisdiction, no person is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, metals or concentrates or any other such products removed or produced from such Paramount Properties;

(i)

the Paramount Properties are in good standing in all material respects including with respect to the performance of all material obligations required under applicable laws (including the payment of all maintenance costs, the performance of all minimum assessment work and the filing of reports with respect to minimum assessment work) or any agreements to which they are subject and the condition of such Paramount Properties is and the work carried out thereon has been in material compliance with all applicable laws and all orders of all governmental entities having jurisdiction;

(j)

Paramount’s consolidated audited financial statements as at and for the financial year ended June 30, 2008 and its unaudited consolidated financial statements for the period ended March 31, 2009 (the “Paramount Financial Statements”) were prepared in accordance with United States generally accepted accounting principles (“US GAAP”) and present fairly in accordance with US GAAP the consolidated financial position, results of operations and changes in financial position of Paramount as of the dates thereof and for the periods indicated therein and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of Paramount on a consolidated basis, and there has been no material change in Paramount’s accounting policies;

(k)

none of Paramount or its subsidiaries has any material liabilities of any nature (matured or unmatured, fixed or contingent), other than:

(i)

those set forth or adequately provided for in the most recent balance sheet and associated notes thereto included in the Paramount Financial Statements (the “Paramount Balance Sheet”);

(ii)

those incurred in the ordinary course of business and not required to be set forth in the Paramount Balance Sheet under US GAAP;

(iii)

those incurred in the ordinary course of business since the date of the Paramount Balance Sheet and consistent with past practice; and

(iv)

those incurred in connection with the execution of this Letter Agreement;

(l)

other than has been publicly disclosed, there has not occurred any material spills, emissions or pollution on any property of Paramount or any of its subsidiaries (collectively, the “Paramount Parties”), nor have any of the Paramount Parties been subject to any stop orders, control orders, clean-up orders or reclamation orders under applicable laws or regulations applicable to the protection of the environment, hazardous substances or public and occupational health and safety (collectively, “Environmental Laws”), any of which might reasonably be expected to cause a Material Adverse Change. All operations of the Paramount Parties have been and are now being conducted in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not reasonably be expected to cause a Material Adverse Change. None of the Paramount Parties is subject to or aware of:

(i)

any proceeding, application, order or directive which relates to environmental, health or safety matters, and which may require any material work, repairs, construction, or expenditures; or

(ii)

any demand or notice with respect to the breach of any Environmental Laws applicable to the Paramount Parties, including, without limitation, any regulations respecting the use, storage, treatment, transportation, or disposition of any hazardous substances, which would reasonably be expected to cause a Material Adverse Change;

(m)

there are no actions, suits or proceedings in existence or pending or, to the knowledge of Paramount, threatened or for which there is a reasonable basis, affecting or that would reasonably be expected to affect the Paramount Parties or affecting or that would reasonably be expected to affect any of their property or assets at law or equity or before or by any governmental authority which action, suit or proceeding involves a possibility of any judgment against or liability of the Paramount Parties which, if successful, would reasonably be expected to cause a Material Adverse Change, or would significantly impede the ability of the Paramount Parties to consummate the Transactions;

(n)

to the knowledge of Paramount, Paramount has not withheld from Klondex any material information or documents concerning any of the Paramount Parties or their respective assets or liabilities during the course of Klondex’s review of Paramount and its assets. No representation or warranty contained herein and no statement contained in any schedule or other disclosure document provided or to be provided to Klondex by Paramount pursuant hereto contains or will contain an untrue statement of a material fact which is necessary to make the statements herein or therein not misleading;

(o)

it will not, on or after the Effective Date, amend the Articles or other constitutional documents of Klondex so as to remove the right to indemnification granted therein to directors and officers, and former director and officers, of Klondex; and

(p)

it will use commercially reasonable best efforts to complete the Transactions as soon as practicable in accordance with the terms of this Letter Agreement.

7.

Representations and Warranties of Klondex. Klondex represents, warrants and covenants to Paramount that:

(a)

this Letter Agreement has been duly executed and delivered by Klondex and constitutes a legal, valid and binding obligation of Klondex enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, and to general principles of equity;

(b)

the execution and delivery of this Letter Agreement by Klondex has been duly authorized by the Board of Directors of Klondex unanimously and no other corporate proceedings on the part of Klondex are necessary to authorize the execution and delivery of this Letter Agreement;

(c)

the directors of Klondex have received an opinion from Scotia Capital Inc., the financial advisor to the directors of Klondex, that the Exchange Ratio is fair, from a financial point of view, to the Klondex securityholders;

(d)

it is duly incorporated under the laws of the Province of British Columbia, is a “reporting issuer” in British Columbia, Alberta and Ontario, the Klondex Shares are listed on the TSX, and it is not in default of any of its obligations as a reporting issuer;

(e)

it has an authorized share capital consisting of an unlimited number of Klondex Shares of which 29,319,089 are issued and outstanding. There are 3,090,000 unexercised Klondex Options (none of which may be exercised on a cashless basis) and 2,570,000 Klondex Warrants outstanding. The shares referred to in this paragraph are the only issued and outstanding shares of Klondex and, except for the Klondex Options and the Klondex Warrants, there are no other securities or agreements which could result in the issuance of shares or securities or agreements which could result in the issuance of shares or securities of Klondex;

(f)

the data and information in respect of Klondex and its assets, liabilities, business and operations provided by Klondex or its advisors to Paramount or its advisors was and is accurate and correct in all material respects as at the respective dates thereof and, in respect of any information provided or requested, did not knowingly omit any material data or information necessary to make any data or information provided not misleading in any material respect as at the respective dates thereof. Klondex has no knowledge of any Material Adverse Change to the assets of Klondex from that disclosed in such data and information;

(g)

the information and statements set forth in the information filed by Klondex with any securities commission or similar regulatory authority in compliance, or intended compliance, with applicable securities laws (the “Klondex Public Record”) as at the date hereof and thereafter, as it relates to Klondex, are, and will be, true, correct, and complete and did not, and will not, contain any misrepresentation, as of the respective dates of such information or statements, and no material change has occurred in relation to Klondex which is not disclosed in the Klondex Public Record, and Klondex has not filed any confidential material change reports which continue to be confidential;

(h)

Klondex is the holder of record of the mineral properties described in Schedule “C” hereto (the “Klondex Properties”) and except as set out in Schedule “C” hereto is the owner of a 100% undivided beneficial interest in and to the Klondex Properties, free and clear of any liens, charges and encumbrances of any kind;

(i)

there are no adverse interests or options to acquire or purchase the Klondex Properties or any portion thereof or any right, title or interest therein. Subject to the rights of any governmental entity having jurisdiction, no person has any proprietary or possessory interest in the Klondex Properties. Except as set out in Schedule “C” hereto and subject to the rights of any governmental entity having jurisdiction, no person is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, metals or concentrates or any other such products removed or produced from such Klondex Properties;

(j)

the Klondex Properties are in good standing in all material respects including with respect to the performance of all material obligations required under applicable laws (including the payment of all maintenance costs, the performance of all minimum assessment work and the filing of reports with respect to minimum assessment work) or any agreements to which they are subject and the condition of such Klondex Properties is and the work carried out thereon has been in material compliance with all applicable laws and all orders of all governmental entities having jurisdiction;

(k)

Klondex’s consolidated audited financial statements as at and for the year ended December 31, 2008 and its unaudited consolidated financial statements for the financial period ended March 31, 2009 (together the “Klondex Financial Statements”) were prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and present fairly in accordance with Canadian GAAP the consolidated financial position, results of operations and changes in financial position of Klondex as of the dates thereof and for the periods indicated therein and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of Klondex on a consolidated basis, and there has been no material change in Klondex’s accounting policies;

(l)

none of Klondex or its subsidiaries has any material liabilities of any nature (matured or unmatured, fixed or contingent), other than:

(i)

those set forth or adequately provided for in the most recent balance sheet and associated notes thereto included in the Klondex Financial Statements (the “Klondex Balance Sheet”);

(ii)

those incurred in the ordinary course of business and not required to be set forth in the Klondex Balance Sheet under Canadian GAAP;

(iii)

those incurred in the ordinary course of business since the date of the Klondex Balance Sheet and consistent with past practice; and

(iv)

those incurred in connection with the execution of this Letter Agreement;

(m)

other than has been publicly disclosed, there has not occurred any material spills, emissions or pollution on any property of Klondex or any of its subsidiaries (collectively, the “Klondex Parties”), nor have any of the Klondex Parties been subject to any Environmental Laws, any of which might reasonably be expected to cause a Material Adverse Change. All operations of the Klondex Parties have been and are now being conducted in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not reasonably be expected to cause a Material Adverse Change. None of the Klondex Parties is subject to or aware of:

(i)

any proceeding, application, order or directive which relates to environmental, health or safety matters, and which may require any material work, repairs, construction, or expenditures; or

(ii)

any demand or notice with respect to the breach of any Environmental Laws applicable to the Klondex Parties, including, without limitation, any regulations respecting the use, storage, treatment, transportation, or disposition of any hazardous substances, which would reasonably be expected to cause a Material Adverse Change;

(n)

there are no actions, suits or proceedings in existence or pending or, to the knowledge of Klondex, threatened or for which there is a reasonable basis, affecting or that would reasonably be expected to affect the Klondex Parties or affecting or that would reasonably be expected to affect any of their property or assets at law or equity or before or by any governmental authority which action, suit or proceeding involves a possibility of any judgment against or liability of the Klondex Parties which, if successful, would reasonably be expected to cause a Material Adverse Change, or would significantly impede the ability of the Klondex Parties to consummate the Transactions;

(o)

to the knowledge of Klondex, Klondex has not withheld from Paramount any material information or documents concerning any of the Klondex Parties or their respective assets or liabilities during the course of Paramount’s review of Klondex and its assets. No representation or warranty contained herein and no statement contained in any schedule or other disclosure document provided or to be provided to Paramount by Klondex pursuant hereto contains or will contain an untrue statement of a material fact which is necessary to make the statements herein or therein not misleading; and

(p)

it will use commercially reasonable best efforts to complete the Transactions as soon as practicable in accordance with the terms of this Letter Agreement.

8.

Due Diligence and Access:

(a)

Paramount will promptly commence its confirmatory due diligence investigation of Klondex. Klondex shall provide to Paramount and its representatives and advisors complete access to Klondex’ facilities, technology, books and records and shall cause Klondex’ employees, accountants, and other representatives to cooperate fully with Paramount in connection with Paramount’s confirmatory due diligence investigation; and

(b)

Klondex will promptly commence its confirmatory due diligence investigation of Paramount. Paramount shall provide to Klondex and its representatives and advisors complete access to Paramount’s facilities, technology, books and records and shall cause Paramount’s employees, accountants, and other representatives to cooperate fully with Klondex in connection with Klondex’ confirmatory due diligence investigation.

Each of Paramount and Klondex shall be entitled to conduct financial and accounting due diligence until 5:00 p.m. (Vancouver time) on July 27, 2009 and Klondex shall have until 5:00 p.m. (Vancouver time) on July 31, 2009 to complete its technical due diligence on the San Miguel property.  Both parties shall be entitled to conduct confirmatory legal due diligence to confirm the accuracy of the representations and warranties in the Letter Agreement and Definitive Agreement until the Effective Date. For greater certainty, the completion of the Merger is not subject to completion of satisfactory due diligence.

9.

Exclusive Dealing. Subject to paragraph 10 hereof, from the date of the acceptance of this Letter Agreement, neither Klondex, nor any of its affiliates and its and their respective directors, officers, employees, agents and advisors, shall, directly or indirectly, (i) solicit, initiate or encourage submission of any Competing Proposal or offer from any person, group or entity (other than Paramount) or (ii) enter into or participate in or continue any negotiations or discussions regarding such Competing Proposal or furnish to any other person, group or entity any information with respect to, or otherwise cooperate in any way with or assist or participate in, facilitate or encourage any effort or attempt by any other person, group or entity to do or seek, such a Competing Proposal, or (iii) furnish to any person or entity any information in circumstances under which it knows, or it ought reasonably to know, that such information will be used by the recipient in connection with, or in order to make or evaluate making a Competing Proposal, until the later of:

(a)

the Effective Date;

(b)

the date the parties enter into the Definitive Agreement, which will include similar stand-still provisions;

unless the parties terminate this Letter Agreement in accordance with paragraph 15 hereof without an intent to proceed further.

10.

Competing and Superior Proposals.

(a)

If a Competing Proposal is made to Klondex, Klondex shall immediately provide Paramount with a copy of such Competing Proposal. Nothing contained herein shall prevent Klondex from responding to a bona fide Competing Proposal, as defined herein, received by it before or after the execution of this Letter Agreement, including without limitation a Competing Proposal from Silvercorp, containing terms which the directors of Klondex, acting in good faith, reasonably believe, after consultation with its legal and financial advisors: (i) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal; and (ii) would, if consummated in accordance with its terms, result in a transaction more favourable to its shareholders than the Merger (in which case the Competing Proposal shall constitute a “Superior Proposal”), provided that Klondex shall promptly provide written notice to Paramount in such a manner as to ensure immediate delivery and receipt to Paramount of any such Competing Proposal, including the terms of the Competing Proposal, the identity of the enquirer or offeror and list of or a copy of the information, if any, provided to the person making the Competing Proposal, along with all subsequent correspondence between the enquirer or offeror and Klondex.

(b)

If the directors of Klondex determine a Competing Proposal to be a Superior Proposal, it will immediately notify Paramount of this determination and it will allow Paramount not less than three (3) business days to amend this Letter Agreement, and Klondex shall sign any amendment to this Letter Agreement that contains terms that are, in the view of the Klondex directors, acting reasonably and after consultation with its legal and financial advisors, no less favourable than those contained in the Superior Proposal.

(c)

“Competing Proposal” means, with respect to Klondex, any inquiry or the making of any proposal to Klondex or its shareholders from any person which constitutes, or may reasonably be expected to result in (in either case whether in one transaction or a series of transactions): (i) an acquisition from Klondex or its shareholders of 20% or more of the voting securities of Klondex or its subsidiaries; (ii) any acquisition of a substantial amount of assets of Klondex or its subsidiaries; (iii) an amalgamation, arrangement, merger, consolidation or similar transaction involving Klondex or its subsidiaries; (iv) any take-over bid, issuer bid, exchange offer, recapitalization, liquidation, dissolution, reorganization or similar transaction involving Klondex or its subsidiaries; or (v) any other transaction, the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Merger or which would or could reasonably be expected to materially reduce the benefits to Paramount under this Letter Agreement or the Merger.

11.

Break Fee. In the event that:

(a)

this Letter Agreement is terminated by Klondex pursuant to subsection 15(e) hereof because Klondex accepts, and enters into an agreement in respect of, a Superior Proposal;

(b)

the directors of Klondex shall have withdrawn or modified in a manner adverse to Paramount their approval or recommendation of the Merger or shall have approved or recommended any Superior Proposal; or

(c)

a Competing Proposal shall have been made to Klondex and made known to Klondex Shareholders generally or shall have been made directly to Klondex Shareholders generally or any person shall have publicly announced an intention to make a Competing Proposal in respect of Klondex and such Competing Proposal or announced intention shall not have been publicly withdrawn prior to the meeting of Klondex securityholders called to approve the Merger (the “Klondex Meeting”), thereafter, there is a failure to obtain the approval of the Merger by Klondex securityholders at the Klondex Meeting, and such Competing Proposal or another transaction involving Klondex and the party making the Competing Proposal is completed within 12 months of the Klondex Meeting;

Klondex shall, within two (2) business days following such event (which in the case of paragraph 11(c) shall be the day that is two business days after the completion of the transaction in respect of the Competing Proposal), pay to Paramount, in cash, a fee (the “Break-Fee”) equal to US$2,850,000.

In event that Paramount, wilfully breaches this Letter Agreement or the Definitive Agreement,  in such a manner that to proceed with the Merger would materially adversely affect Klondex, Paramount shall pay to Klondex, within two (2) days following such event, a fee equal to US$2,850,000 (the “Reverse Break-Fee”). Any Reverse Break Fee payable to Klondex shall be credited against any damages awarded to Klondex by a court of competent jurisdiction as a result of such wilful breach.

12.

Conduct of Business. Until the Definitive Agreements have been duly executed and delivered by all parties or this Letter Agreement has been terminated, and thereafter through to completion of the Transactions:

(a)

each of Klondex and Paramount shall:

(i)

maintain payables and other liabilities (other than for money borrowed) at levels consistent with past practice;

(ii)

use reasonable commercial efforts to maintain in force its current policies of insurance and pay all premiums in respect of such insurance policies that become due after the date hereof;

(iii)

not take any action, refrain from taking any action, permit any action to be taken or not taken, inconsistent with this Letter Agreement, which might directly or indirectly interfere or affect the consummation of the Transactions; and

(iv)

conduct its business only in the usual and ordinary course of business and consistent with past practice, and it shall use all commercially reasonable efforts, to the extent that it has the financial resources to do so as required or permitted herein, to maintain and preserve its business, assets and advantageous business relationships, provided that it shall be entitled and authorized to comply with all pre-emptive rights, first purchase rights or rights of first refusal that are applicable to its assets and become operative by virtue of this Letter Agreement or any of the transactions contemplated by this Letter Agreement; and

(b)

Klondex shall:

(i)

not engage in any extraordinary material transactions without the consent of Paramount, such consent not to be unreasonably withheld.;

(ii)

not amend materially any of its executive compensation arrangements or benefits plans without the prior consent of Paramount;

(iii)

except in accordance with mutually agreed upon budgets, not make or incur capital expenditures or expenses of any nature or kind of over $50,000 without the prior approval of Paramount, such approval not to be unreasonably withheld; and

(iv)

make no distributions, dividends or special bonuses other than bonuses to be approved by the Board of Directors of Klondex, not to exceed $150,000 in the aggregate,  and issue no securities, other than pursuant to the exercise of currently outstanding warrants or options.

13.

Disclosure, Securities Laws. The parties acknowledge that, as soon as possible after the execution of this Letter Agreement, they will be required to issue a press release and make certain other regulatory filings under applicable United States and Canadian securities laws and with the applicable exchanges upon which the parties securities are traded or quoted disclosing this Letter Agreement or the material terms and conditions set out herein. The parties agree to consult with each other as to the timing and content of such release(s).

Klondex and Paramount each acknowledge that, to the extent that any of their directors, officers and shareholders are in possession of undisclosed information in respect of the Transactions or who are involved in the due diligence review, as well as any persons they discuss the Transactions with, will or could be deemed to be in possession of material inside information under Canadian provincial securities laws and material non-public information under United States securities laws and that such persons purchasing or trading in Paramount Shares or Klondex Shares while in possession of such information could result in liability under such securities laws. Paramount and Klondex will advise such persons of such potential liability, advise them not to trade in Paramount Shares or Klondex Shares, and to the extent within their control, restrict them from trading in Paramount Shares and Klondex Shares until Paramount and Klondex have jointly determined that such trading is permissible.

14.

Confidentiality. Each of the parties hereby confirms and acknowledges its obligations under that mutual confidentiality agreement dated July 18, 2009 and in particular confirm that any information received or acquired under paragraph 8 hereof is subject to the provisions of that agreement.

15.

Termination. This Letter Agreement may be terminated prior to the Effective Date:

(a)

by mutual written consent of Klondex and Paramount;

(b)

by either party if:

(i)

the other party has breached or is in default of any material term of this Letter Agreement and fails to cure or remedy such breach or default within five (5) business days after receiving written notice thereof from the other party. For the purposes of this subparagraph, the failure to comply with any of the provisions of paragraph 5, such that the event contemplated by paragraph 5 has not occurred by the required date, will be considered to be a breach of a material term of this Letter Agreement;

(ii)

the parties, acting reasonably, are unable to obtain any required regulatory approval by the Outside Date; or

(iii)

the Effective Date has not occurred by the Outside Date and has not been extended by the parties;

(c)

by Paramount if it does not obtain the requisite approval of the Paramount Shareholders;

(d)

by Klondex if it does not obtain the requisite approval of the Klondex securityholders; and

(e)

by Klondex if:

(i)

it accepts, and enters into an agreement in respect of, a Superior Proposal;

(ii)

it has complied with the provisions of this Letter Agreement, including paragraph 10 hereof;

(iii)

Paramount has not agreed to amend this Letter Agreement with terms that are no less favourable than those contained in the Superior Proposal; and

(iv)

Klondex concurrently pays the Break Fee to Paramount in accordance with paragraph 11 hereof.

In the event of the termination of this Letter Agreement in the circumstances set out in paragraphs (a) through (e) of this paragraph 15, this Letter Agreement shall forthwith become void and neither party shall have any liability or further obligation to the other party hereunder except with respect to the obligations set forth in this paragraph 15, paragraphs 11, 14 and 16.

16.

Privacy. The parties acknowledge that they are responsible for compliance at all times with applicable privacy laws which govern the collection, use and disclosure of personal information acquired by or disclosed to the parties pursuant to or in connection with this agreement (the “Disclosed Personal Information”). None of the parties shall use the Disclosed Personal Information for any purposes other than those relating to the performance of this agreement and the completion of the Transactions.

17.

Klondex Support Agreements. Klondex will, on or before the date of execution of the Definitive Agreement, deliver agreements from each of its directors, substantially in the form attached hereto as Schedule “A”, pursuant to which the directors agree, subject to standard fiduciary obligations, that among other things they will, at any meeting of Klondex Shareholders held to approve the Merger, vote any Klondex Shares over which they have control and direction in favour of the Merger.

18.

Paramount Support Agreements. Paramount will, on or before the date of execution of the Definitive Agreement, deliver agreements from each of its directors, substantially in the form attached hereto as Schedule “B”, pursuant to which the directors agree, subject to standard fiduciary obligations, that among other things they will, at any meeting of Paramount Shareholders held to approve the Merger, vote any Paramount Shares over which they have control and direction in favour of the Merger.

19.

Miscellaneous Provisions. This Letter Agreement will be governed by the laws of the Province of British Columbia. This Letter Agreement embodies the entire agreement and understanding of the parties and supersedes all prior agreements or understandings with respect to the subject matter of this Letter Agreement.

20.

Notice. Any notice or other communication required or contemplated under this Letter Agreement to be given by one party to the other shall be delivered, faxed or mailed by prepaid registered post to the party to receive same at the undernoted address, namely:

if to Klondex:

Board of Directors of Klondex Mines Ltd.
Suite 750 – 580 Hornby Street
Vancouver, British Columbia
V6C 3B6

Attention:

William J. Solloway
Fax Number:

(604) 602-4936

if to Paramount:

Board of Directors of Paramount Gold and Silver Corp.
346 Waverley Street, Suite 110
Ottawa, Ontario, Canada
K2P 0W5

Attention:

Chris Crupi
Fax Number:

(613) 226-5106

Any notice delivered or faxed shall be deemed to have been given and received on the business day next following the date of delivery or faxing, as the case may be. Any notice mailed as aforesaid shall be deemed to have been given and received on the third business day following the date it is posted, provided that if between the time of mailing and actual receipt of the notice there shall be a mail strike, slow-down or other labour dispute which might affect delivery of the notice by mail, then the notice shall be effective only if actually delivered.

The Letter Agreement will remain open for acceptance by Klondex, on a confidential basis, until 6 a.m. Vancouver time on July 20, 2009. If you are agreeable to proceeding on this basis, please sign and date this letter in the space provided below and return a signed copy to the undersigned.

Yours truly,

PARAMOUNT GOLD AND SILVER CORP.

By:
Name:
Position:

Acknowledged and Agreed this ___ day of July, 2009:

KLONDEX MINES LTD.

By:
Name:
Position:

SCHEDULE “A”

KLONDEX SUPPORT AGREEMENT

THIS AGREEMENT is dated as of ●, 2009

BETWEEN:

●, of ●,

(the “Shareholder”)

AND:

PARAMOUNT GOLD AND SILVER CORP., a corporation incorporated under the laws of Delaware with an office at Suite 346 Waverley Street, Suite 110, Ottawa, Ontario, Canada
K2P 0W5

(“Paramount”)

WHEREAS:

Klondex Mines Ltd. (the “Company”) and Paramount have entered into a binding letter agreement (the “Letter Agreement”) pursuant to which the Company has agreed to purchase all the issued and outstanding shares in the capital of the Company by way of a statutory plan of arrangement (the “Transaction”);

The Shareholder is the beneficial owner of the number of shares in the capital of the Company (the “Shares”), options to acquire such shares, if any (the “Options”), and warrants to acquire such shares, if any (the “Warrants”), set forth on the signature page of this Agreement;

Paramount has required that the Shareholder enter into this Agreement with respect to the Shares that are beneficially owned by the Shareholder, and with respect to the Options and Warrants (together, the “Convertible Securities” and, together with the Shares, the “Securities”) that are beneficially owned by the Shareholder and the shares issuable in respect thereof; and

This Agreement sets out the terms and conditions of the agreement of the Shareholder to support the Transaction and to vote the Securities, as applicable, in favour of the Transaction.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 paid by each of the parties hereto to the other, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Representations of the Shareholder. The Shareholder represents that:

(a)

it is the registered and/or beneficial owner of the Shares and the Convertible Securities with good and marketable title thereto;

(b)

none of the Shares or the Convertible Securities are subject to any voting agreement (other than this Agreement) or, to the best of its knowledge, adverse claim;

(c)

it does not beneficially own any common shares in the capital of the Company other than the Shares;

(d)

it does not beneficially own any securities convertible into common shares in the capital of the Company other than the Convertible Securities; and

(e)

it has full power and authority to make, enter into and carry out the terms of this Agreement.

2.

Agreement to Vote Shares. The Shareholder hereby agrees that at any meeting of the shareholders, optionholders or warrantholders of the Company, however called, for the purpose of approving the Transaction, the Shareholder shall (or cause the holder of record to, if the Shareholder is the beneficial owner but not the holder of record of the Securities):

(a)

vote all of the Shares and, if applicable, all of the Convertible Securities, in favour of the Transactions contemplated by the Letter Agreement or any definitive agreement entered into in respect of the Transaction (the “Definitive Agreement”), as the case may be, and any actions required in furtherance of the actions contemplated thereby;

(b)

vote all of the Shares and, if applicable, all of the Convertible Securities, to oppose any action or agreement that would result in a breach of any representation, warranty, covenant or other obligation of the Company under the Letter Agreement or Definitive Agreement, as the case may be, if such breach requires shareholder approval; and

(c)

except in the case of a “Superior Proposal” as defined in the Letter Agreement, vote all of the Shares and, if applicable, all of the Convertible Securities, to oppose any proposed action by the Company or any other party the result of which could impede, interfere with or delay Paramount from completing the Transactions.

3.

Directors and Officers. Paramount acknowledges and agrees that the Shareholder is bound hereunder solely in his, her or its capacity as a shareholder of Klondex and that the provisions of this Agreement shall not be deemed or interpreted to bind the Shareholder in his, her or its capacity as a director and/or officer of Klondex, as applicable. Nothing in this Agreement shall limit any person from fulfilling his fiduciary duties as a director and/or officer of Klondex provided that the board of directors has first obtained the written advice of legal counsel that such action is required by applicable law.

4.

Control over Corporation. If any of the Shares or Convertible Securities are held through a corporation over which the Shareholder has control, as defined in the Business Corporations Act (British Columbia) (either alone or in conjunction with any other person) (“Control”), the Shareholder shall act, vote and exercise its power and authority to ensure that this Agreement is complied with by said corporation.

5.

No Voting Trusts. The Shareholder will not, and will not permit any entity under the Shareholder’s Control to, deposit any of the Shares or Convertible Securities in a voting trust or subject any of the Shares or Convertible Securities to any arrangement or agreement with respect to the voting of such securities, other than agreements entered into with Paramount.

6.

No Proxy Solicitations. The Shareholder will not, and will not permit any entity under the Shareholder’s Control to:

(a)

solicit proxies or become a participant in a solicitation in opposition to or competition with Paramount in connection with the Transaction;

(b)

assist any person, entity or group in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit Paramount in connection with the Transaction; or

(c)

act jointly or in concert with others with respect to voting securities of the Company for the purpose of opposing or competing with Paramount in connection with the Transaction.

7.

Transfer and Encumbrance. Except:

(a)

with the prior written consent of Paramount, which consent may be arbitrarily withheld,

(b)

that each Shareholder shall be entitled to sell (provided such sale is in compliance with all applicable securities and corporate laws and all corporate policies and procedures of Klondex) up to 20% of the number of  Klondex Shares held by the Shareholder through the facilities of the TSX provided that such Shareholder has first offered to sell such Klondex Shares to Paramount, and Paramount has been given the reasonable opportunity to purchase such Klondex Shares, and

(c)

where the transferee has agreed to be bound by the terms of this Agreement,

the Shareholder agrees not to transfer, sell or offer to transfer or sell or otherwise dispose of or encumber any of the Shares or New Shares (as defined below).

8.

Additional Purchases. The Shareholder agrees that any common shares in the capital of the Company purchased or as to which the Shareholder acquires beneficial ownership after the execution of this Agreement, including any shares acquired on the conversion of any of the Convertible Securities (together, the “New Shares”) shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

9.

Termination. Unless otherwise provided for herein, this Agreement shall terminate on the earlier of:

(a)

Paramount providing written notice of termination to the Shareholder;

(b)

the termination of the Definitive Agreement in accordance with its terms; and

(c)

the termination of the Letter Agreement in accordance with its terms without Paramount and the Company entering into a Definitive Agreement.

10.

Specific Performance. The Shareholder acknowledges that it will be impossible to measure in money the damage to Paramount if the Shareholder fails to comply with any of its obligations under this Agreement, that every such obligation is material and that, in the event of any such failure, Paramount will not have an adequate remedy at law or in damages, and accordingly, the Shareholder agrees that the issuance of an injunction or other equitable remedy is the appropriate remedy for any such failure.

11.

Successors and Assigns. This Agreement and all obligations of the Shareholder hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

12.

Entire Agreement. This Agreement supersedes all prior agreements among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be modified or waived, except expressly by an instrument in writing signed by all the parties hereto. No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any such waiver be deemed a continuing wavier of any matter by such party.

13.

Notice. Any notice or other communication required or contemplated under this Agreement to be given by one party to the other shall be delivered, telecopied or mailed by prepaid registered post to the party to receive same at the undernoted address, namely:

if to the Shareholder:

●

● address

Attention:

●

Fax Number:

●

if to Paramount:

Board of Directors of Paramount Gold and Silver Corp.
346 Waverley Street, Suite 110
Ottawa, Ontario, Canada
K2P 0W5

Attention:

Chris Crupi
Fax Number:

(613) 226-5106

Any notice delivered or telecopied shall be deemed to have been given and received on the business day next following the date of delivery or telecopying, as the case may be. Any notice mailed as aforesaid shall be deemed to have been given and received on the third business day following the date it is posted, provided that if between the time of mailing and actual receipt of the notice there shall be a mail strike, slow-down or other labour dispute which might affect delivery of the notice by mail, then the notice shall be effective only if actually delivered.

14.

Further Assurances. Each of the parties hereto agrees to execute such further and other deeds, documents and assurances and to do such further and other acts as may be necessary to carry out the true intent and meaning of this Agreement fully and effectually.

15.

Severability. Each of the covenants, provisions, sections, subsections and other subdivisions hereof is severable from every other covenant, provision, section, subsection and subdivision and the invalidity or unenforceability of any one or more covenants, provisions, sections, subsections and other subdivisions hereof shall not effect the validity or enforceability of the remaining covenants, provisions, sections, subsections or subdivisions hereof.

16.

Miscellaneous.

(a)

This Agreement shall be construed in accordance with the laws of British Columbia and the parties hereto agree to attorn to the jurisdiction of the courts thereof.

(b)

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(c)

All Section headings herein are for convenience of reference only and are not part of this Agreement and no construction or interference shall be derived there from.

(d)

References to “he” and “they” shall be interpreted to include “her”, “it” and other gender variations thereof.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

PARAMOUNT GOLD AND SILVER CORP. per:
[Shareholder]	Authorized Signatory
Witness:

common shares of the Company (the “Shares”)
options of the Company (the “Options”)
warrants of the Company (the “Warrants”)

SCHEDULE “B”

PARAMOUNT SUPPORT AGREEMENT

THIS AGREEMENT is dated as of ●, 2009

BETWEEN:

●, of ●,

(the “Shareholder”)

AND:

KLONDEX MINES LTD., a corporation incorporated under the laws of British Columbia with an office at Suite 750 – 580 Hornby Street Vancouver, British Columbia V6C 3B6

(“Klondex”)

WHEREAS:

Paramount Gold and Silver Corp.. (the “Company”) and Klondex have entered into a binding letter agreement (the “Letter Agreement”) pursuant to which the Company has agreed, subject to the terms of the Letter Agreement to purchase all the issued and outstanding shares in the capital of Klondex by way of a statutory plan of arrangement (the “Transaction”);

The Shareholder is the beneficial owner of the number of shares in the capital of the Company (the “Shares”), options to acquire such shares, if any (the “Options”), and warrants to acquire such shares, if any (the “Warrants”), set forth on the signature page of this Agreement;

Paramount has required that the Shareholder enter into this Agreement with respect to the Shares that are beneficially owned by the Shareholder, and with respect to the Options and Warrants (together, the “Convertible Securities” and, together with the Shares, the “Securities”) that are beneficially owned by the Shareholder and the shares issuable in respect thereof; and

This Agreement sets out the terms and conditions of the agreement of the Shareholder to support the Transaction and to vote the Securities, as applicable, in favour of the Transaction.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 paid by each of the parties hereto to the other, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Representations of the Shareholder. The Shareholder represents that:

(a)

it is the registered and beneficial owner of the Shares and the Convertible Securities with good and marketable title thereto;

(b)

none of the Shares or the Convertible Securities are subject to any voting agreement (other than this Agreement) or, to the best of its knowledge, adverse claim;

(c)

it does not beneficially own any common shares in the capital of the Company other than the Shares;

(d)

it does not beneficially own any securities convertible into common shares in the capital of the Company other than the Convertible Securities; and

(e)

it has full power and authority to make, enter into and carry out the terms of this Agreement.

2.

Agreement to Vote Shares. The Shareholder hereby agrees that at any meeting of the shareholders, optionholders or warrantholders of the Company, however called, for the purpose of approving the Transaction, the Shareholder shall (or cause the holder of record to, if the Shareholder is the beneficial owner but not the holder of record of the Securities):

(a)

vote all of the Shares and, if applicable, all of the Convertible Securities, in favour of the Transactions contemplated by the Letter Agreement or any definitive agreement entered into in respect of the Transactions (the “Definitive Agreement”), as the case may be and any actions required in furtherance of the actions contemplated thereby; and

(b)

vote all of the Shares and, if applicable, all of the Convertible Securities, to oppose any action or agreement that would result in a breach of any representation, warranty, covenant or other obligation of the Company under the Letter Agreement or Definitive Agreement, as the case may be if such breach requires shareholder approval; and

3.

Directors and Officers. Klondex acknowledges and agrees that the Shareholder is bound hereunder solely in his, her or its capacity as a shareholder of the Company and that the provisions of this Agreement shall not be deemed or interpreted to bind the Shareholder in his, her or its capacity as a director and/or officer of the Company, as applicable. Nothing in this Agreement shall limit any person from fulfilling his fiduciary duties as a director and/or officer of the Company provided that the board of directors has first obtained the written advice of legal counsel that such action is required by applicable law.

4.

Control over Corporation. If any of the Shares or Convertible Securities are held through a corporation over which the Shareholder has control, as defined in the Business Corporations Act (British Columbia) (either alone or in conjunction with any other person) (“Control”), the Shareholder shall act, vote and exercise its power and authority to ensure that this Agreement is complied with by said corporation.

5.

No Voting Trusts. The Shareholder will not, and will not permit any entity under the Shareholder’s Control to, deposit any of the Shares or Convertible Securities in a voting trust or subject any of the Shares or Convertible Securities to any arrangement or agreement with respect to the voting of such securities, other than agreements entered into with Paramount.

6.

No Proxy Solicitations. The Shareholder will not, and will not permit any entity under the Shareholder’s Control to:

(a)

solicit proxies or become a participant in a solicitation in opposition to or competition with Paramount in connection with the Transaction;

(b)

assist any person, entity or group in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit Paramount in connection with the Transaction; or

(c)

act jointly or in concert with others with respect to voting securities of the Company for the purpose of opposing or competing with Paramount in connection with the Transaction.

7.

Transfer and Encumbrance. Except with the prior written consent of Klondex, which consent may be arbitrarily withheld, the Shareholder agrees not to transfer, sell or offer to transfer or sell or otherwise dispose of or encumber any of the Shares or New Shares (as defined below).

8.

Additional Purchases. The Shareholder agrees that any common shares in the capital of the Company purchased or as to which the Shareholder acquires beneficial ownership after the execution of this Agreement, including any shares acquired on the conversion of any of the Convertible Securities (together, the “New Shares”) shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

9.

Termination. Unless otherwise provided for herein, this Agreement shall terminate on the earlier of:

(a)

Klondex providing written notice of termination to the Shareholder;

(b)

the termination of the Definitive Agreement in accordance with its terms; and

(c)

the termination of the Letter Agreement in accordance with its terms without Klondex and the Company entering into a Definitive Agreement.

10.

Specific Performance. The Shareholder acknowledges that it will be impossible to measure in money the damage to Klondex if the Shareholder fails to comply with any of its obligations under this Agreement, that every such obligation is material and that, in the event of any such failure, Klondex will not have an adequate remedy at law or in damages, and accordingly, the Shareholder agrees that the issuance of an injunction or other equitable remedy is the appropriate remedy for any such failure.

11.

Successors and Assigns. This Agreement and all obligations of the Shareholder hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

12.

Entire Agreement. This Agreement supersedes all prior agreements among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be modified or waived, except expressly by an instrument in writing signed by all the parties hereto. No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any such waiver be deemed a continuing wavier of any matter by such party.

13.

Notice. Any notice or other communication required or contemplated under this Agreement to be given by one party to the other shall be delivered, telecopied or mailed by prepaid registered post to the party to receive same at the undernoted address, namely:

if to the Shareholder:

●

● address

Attention:

●

Fax Number:

●

if to Klondex:

Board of Directors of Klondex Mines Ltd.
Suite 750 – 580 Hornby Street
Vancouver, British Columbia
V6C 3B6

Attention:

William J. Solloway
Fax Number:

(604) 602-4936

Any notice delivered or telecopied shall be deemed to have been given and received on the business day next following the date of delivery or telecopying, as the case may be. Any notice mailed as aforesaid shall be deemed to have been given and received on the third business day following the date it is posted, provided that if between the time of mailing and actual receipt of the notice there shall be a mail strike, slow-down or other labour dispute which might affect delivery of the notice by mail, then the notice shall be effective only if actually delivered.

14.

Further Assurances. Each of the parties hereto agrees to execute such further and other deeds, documents and assurances and to do such further and other acts as may be necessary to carry out the true intent and meaning of this Agreement fully and effectually.

15.

Severability. Each of the covenants, provisions, sections, subsections and other subdivisions hereof is severable from every other covenant, provision, section, subsection and subdivision and the invalidity or unenforceability of any one or more covenants, provisions, sections, subsections and other subdivisions hereof shall not effect the validity or enforceability of the remaining covenants, provisions, sections, subsections or subdivisions hereof.

16.

Miscellaneous.

(a)

This Agreement shall be construed in accordance with the laws of British Columbia and the parties hereto agree to attorn to the jurisdiction of the courts thereof.

(b)

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(c)

All Section headings herein are for convenience of reference only and are not part of this Agreement and no construction or interference shall be derived there from.

(d)

References to “he” and “they” shall be interpreted to include “her”, “it” and other gender variations thereof.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

KLONDEX MINES LTD. per:
[Shareholder]	Authorized Signatory
Witness:

common shares of the Company (the “Shares”)
options of the Company (the “Options”)
warrants of the Company (the “Warrants”)

SCHEDULE “C”

KLONDEX DISCLOSURE SCHEDULE

SCHEDULE “D”

PARAMOUNT DISCLOSURE SCHEDULE